Exhibit 1

AGREEMENT

Pursuant to Securities Exchange Act
Rule 13d-1(k)(1)(iii)

                  The undersigned hereby agree that the Schedule 13D, filed pursuant to the Securities Exchange Act of 1934 and executed by each of the undersigned of even date herewith, is filed on behalf of each of the undersigned.

                 DULY EXECUTED this 1st day of March, 2004.

YORKMONT FIVE, INC. By: /s/ THOMAS G. ONDROF Thomas G. Ondrof President
COMPASS GROUP USA INVESTMENTS, LLP By: /s/ THOMAS G. ONDROF Thomas G. Ondrof Authorized Representative